Exhibit 3.1

                        CERTIFICATE OF INCORPORATION
                                    OF
                            IPI FUNDRAISING, INC.

                               ARTICLE FIRST
                                    NAME

        The name of the corporation (hereinafter called the "corporation") is IPI Fundraising, Inc.

                              ARTICLE SECOND
                  REGISTERED OFFICE AND REGISTERED AGENT

	The name and address of the registered office of the corporation in the State of Delaware are IPI Fundraising, Inc., 4 Mill Park Ct., Newark, Delaware 19713, County of New Castle.

        The name and address of the registered agent of the corporation in the State of Delaware are Justin DiNorscia, IPI Fundraising, Inc.,
4 Mill Park Ct., Newark, Delaware 19713, County of New Castle.

                              ARTICLE THIRD
                                 PURPOSE

	The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

                             ARTICLE FOURTH
                             CAPITAL STOCK

	The total number of shares of all classes of stock that the corporation shall have the authority to issue is 75,000,000 shares, consisting of:



         A. 50,000,000 shares of common stock (the "Common Stock"), par value $.001 per share;

         B. 5,000,000 shares of series A preferred stock (the "Series A Preferred Stock"), par value $.50 per share.

         C. 20,000,000 shares of preferred stock (the "Preferred Stock"), par value $.001 per share.

	The designations, powers, preferences and relative participating, optional or other special rights, and the qualifications, limitations and restrictions thereof in respect of the Common Stock, Series A
Preferred Stock and the Preferred Stock are as follows:


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COMMON STOCK

    1. Voting. Except as otherwise expressly provided by law, and subject to the voting rights provided to the holders of Series A Preferred Stock and the Preferred Stock by this Certificate of Incorporation, the Common Stock shall have exclusive voting rights on all matters requiring a vote of stockholders, voting together with the holders of Series A Preferred Stock and the Preferred Stock, as one class.

    2. Other Rights. Each share of Common Stock issued and outstanding shall be identical in all respects one with the other, and no dividends shall be paid on any shares of Common Stock unless the same is paid on all shares of Common Stock outstanding at the time of such payment. Except for and subject to those rights expressly granted to the holders of the Series A Preferred Stock and the Preferred Stock, or except as may be provided by the laws of the State of Delaware, the holders of Common Stock shall have exclusively all other rights of stockholders.

SERIES A PREFERRED STOCK

    1. The holders of the shares of the Series A Preferred Stock shall have the right, at their option, to convert shares of the Series A Preferred Stock into shares of the corporation's Common Stock at any time subsequent to the three-year anniversary of the date of issuance of the shares of the Series A Preferred Stock. The shares of the Series A Preferred Stock, upon surrender, shall be convertible at the office of any transfer agent for the corporation's Common Stock into fully paid and non-assessable shares of the corporation's Common Stock. The number of shares deliverable upon conversion of one (1) share of the Series A Preferred Stock shall be one (1).

    2. The shares of the Series A Preferred Stock shall have identical voting rights and powers as Common Stock, except that each share of the Series A Preferred Stock is entitled to vote two (2) Common Stock votes per share of Series A Preferred Stock on all matters that holders of Common Stock are entitled to vote on, without provision for cumulative voting. Each share of the Series A Preferred Stock is entitled to vote one
         (1) vote per share on all matters relating to matters concerning the Series A Preferred Stock, without provision for cumulative voting.

    3. In the event of any liquidation, dissolution or winding up of the corporation, whether voluntarily or involuntarily, the holders of shares of the Series A Preferred Stock shall be entitled to be paid in full, the par value of their shares before any amount shall be paid to the holders of shares of any class of the corporation's Common Stock. Subsequently, the holders of shares of the Series A shall have identical rights


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         and preferences as the holders of shares of any class
         of the corporation's Common Stock, except that each share of the Series A Preferred Stock shall be entitled to receive and to be paid out of the assets of the corporation available for distribution to its shareholders the ratable amount equal to the number of shares of Common Stock into which such share of the Series A Preferred Stock is convertible.

PREFERRED STOCK



    1. Issuance. The Preferred Stock may be issued from time to time in one or more series. Subject to the limitations set forth herein and any limitations prescribed by law, the corporations board of directors ("Board of Directors") is expressly authorized, prior to issuance of any series of Preferred Stock, to fix by resolution or resolutions providing for the issue of any series the number of shares included in such series and the designations, relative powers, preferences and rights, and the qualifications, limitations or restrictions of such series. Pursuant to the foregoing general authority vested in the Board of Directors, but not in limitation of the powers conferred on the Board of Directors thereby and by the General Corporation Law of the State of Delaware, the Board of Directors is expressly authorized to determine with respect to each series of Preferred\
         Stock:

         (a) the designation or designations of such series and the number of shares (which number from time to time may be decreased by the Board of Directors, but not below the number of such shares then outstanding, or may be increased by the Board of Directors unless otherwise provided in creating such series) constituting such series;

         (b) the rate or amount and times at which, and the preferences and conditions under which, dividends shall be payable on shares of such series, the status of such dividends as cumulative or noncumulative, the date or dates from which dividends, if cumulative, shall accumulate, and the status of such shares as participating or nonparticipating after the payment of dividends as to which such shares are entitled to any preference;

         (c) the rights and preferences, if any, of the holders of shares of such series upon the liquidation, dissolution or winding up of the affairs of, or upon any distribution of the assets of, the corporation, which amount may vary depending upon whether such liquidation, dissolution or winding up is voluntary or involuntary and, if voluntary, may vary at different dates, and the status of the shares of such series as participating or nonparticipating after the satisfaction of any such rights and preferences;

         (d) the full or limited voting rights, if any, to be provided for shares of such series, in addition to the voting rights provided by law;


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         (e)  the times, terms and conditions, if any, upon
              which shares of such series shall be subject to redemption, including the amount the holders of shares of such series shall be entitled to receive upon redemption (which amount may vary under different conditions or at different redemption dates) and the amount, terms, conditions and manner of operation of any purchase, retirement or sinking fund to be provided for the shares of such series;

         (f) the rights, if any, of holders of shares of such series to convert such shares into, or to exchange such shares for, shares of any other class or classes or of any other series of the same class, the prices or rates of conversion or exchange, and adjustments thereto, and any othert terms and conditions applicable to such conversion or exchange;

         (g) the limitations, if any, applicable while such series is outstanding on the payment of dividends or making of distributions on, or the acquisition or redemption of, Common Stock or any other class of shares ranking junior, either as to dividendsor upon liquidation, to the shares of such series;

         (h) the conditions or restrictions, if any, upon the issue of any additional shares (including additional shares of such series or any other series or of any other class) ranking on a parity with or prior to the shares of such series either as to dividends or upon liquidation; and

         (i) any other relative powers, preferences and participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, of shares of such series; in each case, so far as not inconsistent with the provisions of this Certificate of Incorporation or the General Corporation Law of the State of Delaware as then in effect.

                            ARTICLE FIFTH
                               DURATION

	The corporation shall have perpetual existence.

                            ARTICLE SIXTH
                      POWERS OF BOARD OF DIRECTORS

	For the management of the business and for the conduct of the affairs of the corporation, and in further definition, limitation and regulation of the powers of the corporation and of its directors and stockholders, it is further provided:


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A.  In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the Board of Directors is expressly authorized and empowered:

    1. to make, alter, amend or repeal the By-laws in any manner not inconsistent with the laws of the State of Delaware or this Certificate of Incorporation;

    2. without the assent or vote of the stockholders, to authorize and issue securities and obligations of the corporation, secured or unsecured, and to include therein such provisions as to redemption, conversion or other terms thereof as the Board of Directors in its sole discretion may determine, and to authorize the mortgaging or pledging, as security therefore, of any property of the corporation, real or personal, including after-acquired property;

    3. to determine whether any, and if any, what part, of the net profits of the corporation or of its surplus shall be declared in dividends and paid to the stockholders, and to direct and determine the use and disposition of any such net profits or such surplus; and

    4. to fix from time to time the amount of net profits of the corporation or of its surplus to be reserved as working capital or for any other lawful purpose. In addition to the powers and authorities herein or by statute expressly conferred upon it, the Board of Directors may exercise all such powers and do all such acts and things as may be exercised or done by the corporation, subject, nevertheless, to the provisions of the laws of the State of Delaware, of this Certificate of Incorporation and of the By-laws of the corporation.

B. Any director or any officer elected or appointed by the stockholders or by the Board of Directors may be removed at any time in such manner as shall be provided in the By-laws of the corporation.

C. From time to time any of the provisions of this Certificate of Incorporation may be altered, amended or repealed, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted, in the manner and at the time prescribed by said laws, and all rights at any time conferred upon the stockholders of the corporation by this Certificate of Incorporation are granted subject to the provisions of this paragraph C.

                            ARTICLE SEVENTH
                         LIMITATION ON LIABILITY

	A director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the Delaware General Corporation Law, or
(iv) for any transaction from which the director derived an improper personal benefit. If the Delaware General Corporation Law is amended


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after the date of incorporation of the corporation to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended. No amendment to or repeal or modification of this Article Seventh shall apply to or have any effect on the liability or alleged liability of any director of the corporation for or with respect to any acts or omissions of such director prior to such amendment, repeal, or modification.

                             ARTICLE EIGHTH
                            INDEMNIFICATION

	The corporation shall, to the fullest extent permitted by the provisions of Section 145 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented, indemnify any and all persons whom it shall have the power to indemnify under said Section from and against any and all of the expenses, liabilities, or other matters referred to in or covered by said Section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any Bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such person."

                             ARTICLE NINTH
                              INCORPORATOR

	The name and address of the incorporator of the corporation are Dan Caputo, Jr., 1200 First State Blvd., Suite 1250, Wilmington
Delaware 19804.

        I, the undersigned, for the purpose of forming a corporation under the laws of the State of Delaware, do make, file and record this Certificate of Incorporation, and do certify that the facts herein stated are true.

Dated: August 31, 2004

                                                /s/Dan Caputo, Jr.
                                                __________________________
                                                Dan Caputo, Jr.,


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